EXHIBIT 4.8
                                                                    -----------

                             RESTRICTION ON TRANSFER
                             -----------------------

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS, AND CANNOT BE RESOLD UNLESS SUBSEQUENTLY REGISTERED UNDER THE ACT AND SUCH LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                                     WARRANT

                  To purchase _______ shares of Common Stock of
                            Executive TeleCard, Ltd.

                 1. Grant of Warrant. This is to certify that, for value received, __________________________ (the "Holder") is entitled to purchase, subject to the provisions of this Warrant, from Executive TeleCard, Ltd. d/b/a eGlobe, Inc., a Delaware corporation ("eGlobe"), an aggregate of ______ shares of common stock, par value $.001 per share, of eGlobe (the "eGlobe Common Stock") at a purchase price per share equal to $____ (the "Exercise Price"). The number of shares of eGlobe Common Stock that may be received upon exercise of this Warrant and the Exercise Price are subject to adjustment from time to time as hereinafter set forth.

                 2. Term. This Warrant may be exercised in whole or in part at any time or from time to time until _____________.

                 3. Exercise Procedures. In order to exercise this Warrant, the Holder shall send a written notice of exercise to eGlobe on any business day at eGlobe's principal office, addressed to the attention of the Treasurer of eGlobe, which notice shall specify the number of shares for which this Warrant is being exercised, and shall be accompanied by payment in full of the Exercise Price of the shares for which this Warrant is being exercised. Payment of the Exercise Price for the shares of eGlobe Common Stock purchased pursuant to the exercise of this Warrant shall be made either in cash, by certified check or by wire transfer. If the person or entity exercising this Warrant is not the Holder, such person or entity shall also deliver, with the notice of exercise, appropriate proof of the right of such person or entity to exercise this Warrant. An attempt to exercise this Warrant granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after exercise of this Warrant as provided for above, eGlobe shall deliver to the person exercising this Warrant a certificate or certificates for the shares of eGlobe Common Stock being purchased. In the event this Warrant is exercised in part only, eGlobe shall, upon surrender of this Warrant for cancellation, execute and deliver to the Holder a new Warrant of like tenor evidencing the right of the Holder to purchase the balance of the shares of eGlobe Common Stock subject to purchase hereunder. Such stock certificate or certificates shall be appropriately legended to the extent required by federal or state securities laws. All shares of eGlobe Common Stock issued upon exercise of this Warrant shall be duly authorized and validly issued, fully paid and nonassessable.

                 4. Transferability. This Warrant may not be transferred by the Holder in whole or in part, other than to an affiliate of the Holder and the managers, members and debt holders of Holder, without the prior written consent of eGlobe.

                 5. Reservation of Stock; Compliance. eGlobe hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant, free from preemptive rights, such number of shares of authorized but unissued or treasury shares of eGlobe Common Stock as shall be required for issuance or delivery upon exercise of this Warrant. eGlobe further agrees (i) that it will not, by amendment to its certificate of incorporation or bylaws or through any other action, avoid or seek to avoid the observance or performance of any of the covenants or conditions to be observed or performed hereunder by eGlobe, and (ii) promptly to take all action as may from time to time be required in order to permit the Holder to exercise this Warrant and eGlobe to duly and effectively to issue shares of eGlobe Common Stock hereunder.

                 6. Effect of Changes in Capitalization.

                      A. Changes in Stock. If the outstanding shares of eGlobe Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of eGlobe by reason of any recapitalization, reclassification, stock split-up, reverse stock split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by eGlobe occurring after the date hereof, a proportionate and appropriate adjustment shall be made by eGlobe in the number and kind of shares subject to this Warrant, so that the proportionate interest of the Holder immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in this Warrant shall not change the total Exercise Price with respect to shares subject to the unexercised portion of this Warrant but shall include a corresponding proportionate adjustment in the Exercise Price per share.

                      B. Merger, Consolidation or Sale. Subject to Subsection C of this Section 6, in the event of any Sale Transaction (as defined below), this Warrant shall pertain to and apply to the cash, securities or other consideration to which a holder of the number of shares of eGlobe Common Stock subject to this Warrant would have been entitled immediately following such Sale Transaction.

                      For purposes of this Warrant, a "Sale Transaction" shall mean (i) the dissolution or liquidation of eGlobe, (ii) a merger, consolidation or reorganization of eGlobe with one or more other corporations in which stockholders of eGlobe receive cash or securities of another corporation for their stock in eGlobe, (iii) a sale of substantially all of the assets of eGlobe to another corporation, or (iv) another transaction (including, without limitation, a merger or reorganization in which eGlobe is the surviving corporation) approved by the Board of Directors of eGlobe which results in any person or entity owning a majority of the combined voting power of all classes of stock of eGlobe.

                      C. Adjustments. Adjustments specified in this Section 6 shall be made by the Board of Directors of eGlobe, whose determination in that respect shall be final, binding and conclusive. No fractional shares of eGlobe Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case, with cash being paid (at fair market value as reasonably determined by the Board of Directors of eGlobe) in lieu of such fraction.

                 7. General Restrictions. eGlobe shall not be required to issue any shares of eGlobe Common Stock under this Warrant Agreement if the issuance of such shares would constitute a violation by eGlobe of any provision of any law or regulation of any governmental authority, including without limitation, the registration or qualification requirement of applicable federal and state securities laws or regulations. If at any time eGlobe shall determine, based upon a written opinion of securities counsel, that the registration or qualification of any shares subject to this Warrant under any applicable state or federal law is necessary as a condition of, or in connection with, the issuance of shares, this Warrant may not be exercised in whole or in part unless such registration or qualification shall have been effected or obtained free of any conditions not reasonably acceptable to eGlobe, and any delay caused thereby shall in no way affect the date of termination of this Warrant. Specifically in connection with the Securities Act of 1933 (as now in effect or as hereafter amended) (the "Securities Act"), unless a registration statement under the Securities Act is in effect with respect to the shares of eGlobe Common Stock covered by this Warrant, eGlobe shall not be required to issue such shares unless the Board of Directors of eGlobe has received evidence reasonably satisfactory to it that the holder of this Warrant may acquire such shares pursuant to an exemption from registration under the Securities Act. As to any jurisdiction that expressly imposes the requirement that this Warrant shall not be exercisable unless and until the shares of eGlobe Common Stock covered by this Warrant are registered or are subject to an available exemption from registration, the exercise of this Warrant (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

                 8. Registration of Shares for Resale. Promptly after the date this Warrant is issued to the Holder, eGlobe shall take all reasonable steps necessary to file a registration statement on Form S-3 under the Securities Act (to the extent eGlobe is then eligible to register its securities on such form) to register for resale the shares of eGlobe Common Stock issued upon exercise of this Warrant. eGlobe shall take all reasonable steps necessary to cause such registration statement to become effective as promptly as practicable, and shall maintain the effectiveness of such registration statement until the shares registered thereunder have been transferred pursuant to such registration statement or such shares become transferable under Rule 144(k) under the Securities Act. eGlobe shall retain the right to cause the Holder, upon written notice from eGlobe to Holder, to suspend sales under such registration statement for reasonable periods when necessary to permit eGlobe to correct or update the disclosure contained or incorporated into such registration statement or when eGlobe reasonably believes that such disclosure may have become false or misleading due to the occurrence of a significant event or the pendency of a significant corporate transaction.

                 9. Applicable Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware except to the extent federal law may be applicable.

                 10. Reports. eGlobe shall deliver to the Holder, promptly upon the mailing thereof to the stockholders of eGlobe generally, copies of all financial statements, reports and proxy statements so mailed, and shall deliver to the Holder such other information that eGlobe may produce in written form in the ordinary course of its business which is available to stockholders of eGlobe generally and which the Holder reasonably requests.

                 IN WITNESS WHEREOF, eGlobe has caused this Warrant to be duly executed on the day and year set forth below.

DATED:         _____________ __, ____



[SEAL]                                   EXECUTIVE TELECARD, LTD.
                                         D/B/A EGLOBE, INC.

ATTEST:


                                         By:
----------------------------------          ----------------------------------

                                         Its:
                                             ---------------------------------

                                     WARRANT

NEITHER THE WARRANTS REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NONE OF SUCH SECURITIES MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT, OR (II) AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT SUCH EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

DATE:
NO.:

                               WARRANT TO PURCHASE
                                    SHARES OF
                                  COMMON STOCK
                                       OF
                            EXECUTIVE TELECARD, LTD.

         Executive Telecard, Ltd. (also d/b/a eGlobe), a Delaware corporation (the "Company"), hereby issues to __________ (the "Holder") this warrant to purchase from the Company, for a price per share equal to $_____, __________ shares of common stock, $.001 par value per share of the Company (the "Common Stock").

         1. Exercise. The rights represented by this warrant may be exercised, in whole or in part at any time beginning on the date that is _____ days after the date hereof until 5:00 PM (New York, New York time) on the _____ anniversary of the date hereof (the "Exercise Period"), by (a) the surrender of this warrant, along with the purchase form attached as Exhibit A (the "Purchase Form"), properly executed, at the address of the Company set forth in section
6.2 (or such other address as the Company may designate by notice in writing to the Holder at its address set forth in section 6.2) and (b) the payment to the Company of the exercise price by check, payable to the order of the Company, for the number of shares of Common Stock specified in the Purchase Form, together with any applicable stock transfer taxes. A certificate representing the shares of Common Stock so purchased and, in the event of an exercise of fewer than all the rights represented by this warrant, a new warrant in the form of this warrant issued in the name of the Holder or its designee(s) and representing a new warrant to purchase a number of shares of Common Stock equal to the number of shares of Common Stock as to which this warrant was theretofore exercisable less the number of shares of Common Stock as to which this warrant shall theretofore have been exercised, shall be delivered to the Holder or such designee(s) as promptly as practicable, but in no event later than three business days, after this warrant shall have been so exercised.

         2. Antidilution. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock (including, without limitation, by way of stock splits and the like), (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), the number of shares of Common Stock purchasable upon exercise of this warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the number of shares of Common Stock or the kind and number of other securities of the Company which it would have owned or have been entitled to receive after the happening of any of the events described above had this warrant been exercised immediately prior to the happening of such event or any record date with respect thereto, and the exercise price per share shall be adjusted appropriately. An adjustment made pursuant to this section 2 shall become effective immediately after the effective date of each such event retroactive to the record date, if any, for such event, without amendment or modification required to this document.

         3. Transfer. Subject to applicable law (including the requirements set forth in the legend at the beginning of this warrant), this warrant may be transferred at any time, in whole or in part, to any person or persons. Any transfer shall be effected by the surrender of this warrant, along with the form of assignment attached as Exhibit B, properly executed, at the address of the Company set forth in section 6.2 (or such other address as the Company may designate by notice in writing to the Holder at its address set forth in section 6.2). Thereupon, the Company shall issue in the name or names specified by the Holder a new warrant or warrants of like tenor and representing a warrant or warrants to purchase in the aggregate a number of shares equal to the number of shares to which this warrant was theretofore exercisable less the number of shares as to which this warrant shall theretofore have been exercised.

         4. Payment of Taxes. The Company shall cause all shares of Common Stock issued upon the exercise of this warrant to be validly issued, fully paid and nonassessable and not subject to preemptive rights. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to. the issuance or delivery of the shares of Common Stock upon exercise of this warrant, unless such tax or charge is imposed by law upon the Holder.

         5. Reservation of Shares. From and after the date of this warrant, the Company shall at all times reserve and keep available for issuance upon the exercise of this warrant a number of its authorized but unissued shares of Common Stock sufficient to permit the exercise in full of this warrant.

         6.  Miscellaneous.

         6.1 Securities Act Restrictions. The Holder acknowledges that this warrant may not be sold, transferred or otherwise disposed of without registration under the Securities Act of 1933, as amended (the "Act") or an applicable exemption from the registration requirements of the Act and, accordingly, this warrant and all certificates representing the Common Stock issuable upon the exercise of this warrant shall bear a legend in the form set forth on the top of page one of this warrant.

         6.2 Notices. Any notices and other communications under this warrant shall be in writing and may be given by any of the following methods: (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail. postage prepaid, return receipt requested; or (d) overnight delivery service. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder): (a) if to the Company, to it at: 1720 S. Bellaire Street, 10th Floor, Denver, CO 80222, Fax No. (303) 691-1861, Attention: Chief Executive Officer, and if to the Holder, to it at his/her address appearing on the stock records of the Company at the time that a notice shall be mailed, or at such other address as the party to be notified shall from time to time have furnished to the Company. All such notices and communications shall be deemed received upon (a) actual receipt thereof by the addressee, (b) actual delivery thereof to the appropriate address or (c) in the case of a facsimile transmission, upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip confirming that the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

         6.3 Amendment. This warrant may be modified or amended or the provisions of this warrant may be waived only with the written consent of the Company and the Holder.

         6.4 Governing Law. This warrant shall be governed by the law of the State of Delaware, without regard to the provisions thereof relating to conflicts of laws.

                                         EXECUTIVE TELECARD, LTD.

                                         By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT A

                                  PURCHASE FORM

[To be executed only upon exercise of warrant]

         The undersigned registered owner of this warrant irrevocably exercises this warrant for the purchase of shares of common stock, $.001 par value per share (the "Common Stock") of Executive Telecard, Ltd., and herewith makes payment therefor, all at the price and on the terms and conditions specified in this warrant and requests that certificates for the shares of Common Stock hereby purchased be issued in the name of and delivered to the undersigned and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this warrant, that a new warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

Dated:
      ----------------------------------    ----------------------------------
                                            (Name of Registered Owner)

                                            ----------------------------------
                                            (Signature of Registered Owner)

                                            ----------------------------------
                                            (Street Address)

                                            ----------------------------------
                                            (City)     (State)      (Zip Code)

                                    EXHIBIT B

                                 ASSIGNMENT FORM

         FOR VALUE RECEIVED. the undersigned registered owner of this warrant hereby sells, assigns and transfers to the assignee named below all of the rights of the undersigned under this warrant with respect to the number of shares of common stock, $.001 par value per share of Executive Telecard, Ltd. set forth below:

     Name and Address of Assignee                 No.  of Shares of Common Stock
     ----------------------------                 ------------------------------




and does hereby irrevocably constitute and appoint ____________________ attorney-in-fact to register such transfer on the books of Executive Telecard, Ltd. maintained for the purpose, with full power of substitution in the premises.

Dated:                             Print Name:
      -----------------                       ----------------------------------
                                   Signature:
                                             -----------------------------------
                                   Witness:
                                           -------------------------------------